Exhibit 99.1

COMBINENET, INC. AND
SUBSIDIARIES

Consolidated Financial Statements

June 30, 2013 and December 31, 2012

COMBINENET, INC. AND SUBSIDIARIES

Consolidated Financial Statements

June 30, 2013 and December 31, 2012

Independent Auditors’ Review Report

To the Board of Directors

CombineNet, Inc. and Subsidiaries

Pittsburgh, Pennsylvania

Report on the Financial Information

We have reviewed the consolidated financial statements of CombineNet, Inc. and Subsidiaries as of June 30, 2013, which comprise the consolidated balance sheet as of June 30, 2013, and the related consolidated statements of operations and cash flows for the six-month periods ended June 30, 2013 and 2012 and the consolidated statement of stockholders’ equity (deficit) for the six months ended June 30, 2013.

Management’s Responsibility

Management is responsible for the preparation and fair presentation of the consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with the applicable financial reporting framework.

Auditors’ Responsibility

Our responsibility is to conduct reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information taken as a whole. Accordingly, we do not express such an opinion.

To the Board of Directors

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the interim financial information referred to above for it to be in conformity with accounting principles generally accepted in the United States of America.

Report on Consolidated Financial Statements at December 31, 2012

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of CombineNet, Inc. and Subsidiaries as of December 31, 2012, and the related consolidated statements of operations, stockhoders’ equity (deficit), and cash flows for the year then ended; and in our report dated April 9, 2012, we expressed an unmodified opinion on those consolidated financial statements.

Pittsburgh Pennsylvania

September 27, 2013

COMBINENET, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	Six Months Ended June 30, 2013 (Unaudited)	Year Ended December 31, 2012 (Audited)

ASSETS
Current Assets
Cash and cash equivalents	$955,762	$956,142
Accounts receivable—net	1,641,231	2,231,646
Unbilled earned and other accounts receivable	51,068	80,769
Prepaid expenses and other current assets	363,735	449,905

Total Current Assets	3,011,796	3,718,462

Property and Equipment—Net—Note 2	386,916	255,856

Capitalized Software Costs—Net of accumulated amortization of $62,630 (2013) and $25,052 (2012)	361,344	275,308

Total Assets	$3,760,056	$4,249,626

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Line of credit—bank—Note 4	$500,000	$500,000
Current maturities of long-term debt—Note 4	150,241	128,358
Accounts payable	464,073	283,814
Accrued expenses	515,227	525,626
Deferred revenue	4,653,509	5,350,159

Total Current Liabilities	6,283,050	6,787,957

Long-term Liabilities
Deferred revenue—Note 3	103,830	2,857,194
Long-term debt—net of current maturities—Note 4	187,003	152,713

Total Long-term Liabilities	290,833	3,009,907

Total Liabilities	6,573,883	9,797,864

Stockholders' Equity (Deficit)—Note 5
Preferred stock, liquidation preference of $6,796,564 (2013) and $6,472,918 (2012)	5,075	5,075
Additional paid-in capital	4,931,295	4,854,902
Accumulated other comprehensive loss	(70,924)	(55,092)
Accumulated deficit	(7,679,273)	(10,353,123)

Total Stockholders' Deficit	(2,813,827)	(5,548,238)

Total Liabilities and Stockholders' Deficit	$3,760,056	$4,249,626

See report on review of interim financial information.

COMBINENET, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Six Months Ended June 30,		Year Ended December 31, 2012 (Audited)
	2013 (Unaudited)	2012 (Unaudited)

Net Revenue	$6,907,283	$6,021,222	$12,399,414

Cost of Revenue	1,540,000	1,416,347	2,905,417

Gross Profit	5,367,283	4,604,875	9,493,997

Operating Expenses
Sales and marketing	2,273,095	2,281,365	4,360,286
General and administrative	1,535,403	1,076,389	2,505,257
Research and development	1,098,098	1,088,488	2,241,363
Depreciation and amortization	107,834	121,135	225,726

Total Operating Expenses	5,014,430	4,567,377	9,332,632

Income From Operations	352,853	37,498	161,365

Other Income (Expense)
Interest expense	(21,920)	(22,118)	(47,520)
Settlement of claim income (expense)	2,342,917	—	(175,000)

Total Other Income (Expense)	2,320,997	(22,118)	(222,520)

Net Income (Loss)	2,673,850	15,380	(61,155)

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(15,832)	(10,065)	12,297

Comprehensive Income (Loss)	$2,658,018	$5,315	$(48,858)

See report on review of interim financial information.

COMBINENET, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit)

For the Period January 1, 2012 Through June 30, 2013

	Preferred Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total

Balance – January 1, 2012 (Audited)	$5,075	$4,694,454	$(67,389)	$(10,291,968)	$(5,659,828)

Foreign currency translation adjustment	—	—	12,297	—	12,297

Stock-based compensation	—	160,448	—	—	160,448

Net loss	—	—	—	(61,155)	(61,155)

Balance – December 31, 2012 (Audited)	5,075	4,854,902	(55,092)	(10,353,123)	(5,548,238)

Foreign currency translation adjustment	—	—	(15,832)	—	(15,832)

Stock-based compensation		76,393			76,393

Net income	—	—	—	2,673,850	2,673,850
Balance – June 30, 2013 (Unaudited)	$5,075	$4,931,295	$(70,924)	$(7,679,273)	$(2,813,827)

See report on review of interim financial information.

COMBINENET, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Six Months Ended June 30,		Year Ended
	2013	2012	December 31, 2012
	(Unaudited)	(Unaudited)	(Audited)

Cash Provided by (Used for) Operating Activities
Net income (loss)	$2,673,850	$15,380	$(61,155)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Depreciation and amortization	107,834	121,135	225,726
Stock-based compensation	76,393	—	160,448
Changes in
Accounts receivable	590,415	(717,177)	(1,027,732)
Unbilled earned and other accounts receivable	29,701	21,670	12,185
Prepaid expenses	86,170	(2,380)	(88,718)
Accounts payable and accrued expenses	169,860	49,656	95,495
Deferred revenue	(3,450,014)	(401,334)	856,136

Net Cash Provided by (Used for) Operating Activities	284,209	(913,050)	172,385

Cash Used for Investing Activities
Software development costs	(123,614)	(177,330)	(300,360)
Payments for purchases of property and equipment	(201,316)	(87,271)	—

Net Cash Used for Investing Activities	(324,930)	(264,601)	(300,360)

Cash Provided by (Used for) Financing Activities

Proceeds from line of credit- bank	—	350,000	—
Proceeds from long-term debt	120,353	73,607	11,700
Repayments of long-term debt	(64,180)	(28,765)	(57,532)

Net Cash Provided by (Used for) Financing Activities	56,173	394,842	(45,832)

Net Increase (Decrease) in Cash and Cash Equivalents	15,452	(782,809)	(173,807)

Effect of Foreign Exchange Rates on Cash and Cash Equivalents	(15,832)	(10,065)	10,734

Cash and Cash Equivalents—Beginning of year	956,142	1,119,215	1,119,215

Cash and Cash Equivalents—End of year	$955,762	$326,341	$956,142

See report on review of interim financial information.

COMBINENET, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Continued)

	Six Months Ended June 30,		Year Ended
	2013	2012	December 31, 2012
	(Unaudited)	(Unaudited)	(Audited)

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for interest	$22,000	$22,000	$48,000
Noncash Investing and Financing Activities

Debt obligations incurred for purchasing equipment	$—	$—	$183,000

See report on review of interim financial information.

COMBINENET, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Note 1 -  Summary of Significant Accounting Policies

A.   Reporting Entity and Nature of Business

The Company provides advanced sourcing application platform as software as a service which enables Global 2000 companies and partners to gain a holistic view of their enterprise and, thereby, make optimal sourcing decisions.

The consolidated financial statements include the accounts of CombineNet, Inc., and its wholly owned subsidiaries, CombineNet GmbH and CombineNet Limited (the Company).

All significant intercompany accounts and transactions have been eliminated in consolidation.

B.   Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

C.   Cash and Cash Equivalents

The Company considers all short-term investments with original maturities of three months or less to be cash equivalents. The Company maintains cash deposits with federally insured financial institutions that may exceed federally insured limits at times. The Company maintains this cash at high quality institutions and, as a result, believes credit risk related to its cash to be minimal.

D.   Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The allowance for uncollectible accounts was approximately $20,000 at June 30, 2013 and December 31, 2012.

E.   Revenue Recognition

The Company derives its revenues primarily from software service agreements with customers accessing its hosted advanced sourcing software and professional services. Because the Company provides its application as a multiple element arrangement that typically includes a combination of software access and services, the Company follows the provisions for accounting for revenue arrangements with multiple deliverables.

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable and collection is probable. The Company evaluates revenue recognition on a contract-by-contract basis as the terms of each agreement vary. The evaluation of the contractual agreements often requires judgments and estimates that affect the timing of revenue recognized in the consolidated statement of operations.

Software access fees are billed monthly or in advance and recognized ratably over the term of the agreements, commencing with the initial customer access date. The software access fees also include technical support and product updates. Set-up fees paid by customers are recognized ratably over the longer of the life of the agreement or the expected lives of the customer relationships. Agreements are based on the number of users or other usage criteria. The service agreements generally contain automatic renewal provisions at the end of the initial term. The Company’s agreements generally do not contain general rights of return, refund provisions, or cancellation rights.

COMBINENET, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

Note 1 - Summary of Significant Accounting Policies (Continued)

E.   Revenue Recognition (Continued)

Professional services revenues consist primarily of fees from training, customization, and consulting services. Professional services are recognized as performed when these services have value to the customer on a stand-alone basis and there is vendor specific objective evidence (VSOE) of selling price for each deliverable. When VSOE of selling price cannot be established, the Company attempts to establish the selling price of each element based on third-party evidence or the estimated selling price using the relative selling price method. These arrangements are typically provided on either a fixed fee for access to specific services or on a time and materials basis.

Amounts that have been invoiced are recorded in accounts receivable and deferred revenue or revenue, depending on whether the revenue recognition criteria are met.

Deferred revenue primarily consists of billings or payments received before revenue is earned from the Company’s advanced sourcing software described above and is recognized as revenue ratably over the term of the agreements. The Company defers the professional service fees in situations where the professional services and service agreements are accounted for as a single unit of accounting.

Certain arrangements include customer cancellation or termination provisions. In arrangements, which can be cancelled by the customer, the fee is neither fixed nor determinable, and revenue is not recognized until the cancellation privileges lapse. Revenue from arrangements with cancellation provisions that expire ratably over a period of time are recognized as the fees become determinable.

Direct sales force commissions are recognized as a prepaid expense at the inception of an arrangement and recognized as compensation expense over the term of the arrangement.

F.   Property and Equipment

Property and equipment is recorded at cost, including expenditures for additions and major improvements. Depreciation is computed on the straight-line method for financial reporting purposes at rates calculated to amortize costs over the estimated useful lives of the assets ranging from 3 to 5 years.

Maintenance and repairs which are not considered to extend the useful life of assets are charged to operations as incurred. The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in other income (expense).

G.   Marketing and Advertising Costs

The Company expenses marketing and advertising costs as incurred. Total advertising costs were approximately $306,000 at June 30, 2013, $409,000 at June 30, 2012 and $678,000 at December 31, 2012.

H.   Capitalized Software Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established. At that time, additional costs are capitalized until such time that the software is available for general release to customers.

Capitalized costs include direct labor and related overhead for the coding and testing of new products and significant enhancements to existing products. Capitalization continues until the product becomes available for general release to customers and is amortized beginning at that date. The costs are amortized over the estimated economic life of the product, generally three years, or the ratio of current year gross revenue to the total of current and anticipated future gross revenue for that product, whichever is greater.

COMBINENET, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

Note 1 - Summary of Significant Accounting Policies (Continued)

I.   Stock-based Compensation

The Company expenses the fair value of employee stock purchase plans, stock option grants and similar awards. The Company recognizes the fair value of share-based compensation awards in the statement of operations on a straight-line basis over the service period, which approximates the vesting period, net of estimated forfeitures.

The fair value of each option grant is estimated on the date of grant using the Black- Scholes option-pricing model with the following assumptions:

	2013	2012

Risk-free interest rate	0.72%	0.72%
Expected dividend yield	-	-
Expected term	6 years	6 years
Expected volatility	91%	91%

The risk-free interest rate is based on the U.S. treasury yield curve in effect as of the grant date. When establishing the expected life assumptions, the Company annually reviews historical employee exercise behavior of option grants and other economic data impacting the period the stock options are expected to remain outstanding. Expected volatility is determined using a benchmark of similar public companies. The Company based the assumed dividend yield on its expectation of not paying dividends in the foreseeable future.

J.   Income Taxes

The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax assets or liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company utilizes a two-step approach for recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority. The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. No amounts have been recorded in the accompanying consolidated financial statements related to uncertain tax positions. Tax years 2010 through 2012 remain open to examination by the Internal Revenue Service and various state taxing authorities.

K.   Foreign Currency Translation

The Company considers the functional currency of its subsidiaries to be the local currency and, accordingly, the foreign subsidiary’s financial statements are translated into U.S. dollars using exchange rates in effect at period end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translations of foreign currency financial statements are reported in accumulated other comprehensive loss. Gains or losses on foreign currency transactions are included in the statement of operations.

L.   Taxes on Revenue Producing Transactions

Taxes assessed by governmental authorities on revenue producing transactions, including sales, value added, excise and use taxes, are recorded on a net basis (excluded from revenue) in the consolidated statement of operations.

COMBINENET, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

Note 1 - Summary of Significant Accounting Policies (Continued)

M.  Concentrations of Credit Risk

Revenues from one customer represented approximately 10% of total revenues in 2012. There were no such concentrations in 2013.

N.   Subsequent Events

Management evaluated subsequent events and transactions for potential recognition or disclosure in the consolidated financial statements through Septemssber 27, 2013, the day the consolidated financial statements were approved and authorized for issue.

In August 2013, the Company’s outstanding common stock was acquired by SciQuest, Inc. for $43,000,000 less the repayment of outstanding Company debt. Prior to the sale of the Company, the outstanding shares of preferred stock were converted to shares of common stock.

Note 2 -  Property and Equipment

Property and equipment consist of the following at June 30, 2013 and December 31, 2012:

	2013	2012
Equipment	$4,447,710	$4,289,142
Software	1,658,621	1,615,872
Furniture and fixtures	112,160	112,160
Leasehold improvements	142,106	142,106

	6,360,597	6,159,280
Accumulated depreciation	(5,973,681)	(5,903,424)

Net property and equipment	$386,916	$255,856

Depreciation expense amounted to approximately $70,000 at June 30, 2013, $121,000 at June 30, 2012 and $201,000 at December 31, 2012.

Note 3 -  Long-term Deferred Revenue

The Company entered into an agreement with a customer who advanced approximately $2,543,000 to the Company to develop a mutually agreed-upon project plan as defined in the agreement. Under the terms of the agreement, should the customer not accept the project plan, the amount advanced shall be converted into a secured promissory note issued by the Company to the customer. In June 2013, the Company settled the agreement with the customer and recognized a gain of approximately $2,300,000.

COMBINENET, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

Note 4  -  Long-term Debt

The Company has a revolving line-of-credit agreement with a bank which provides for maximum borrowings of $2,000,000 at any time for operating needs. Interest on the line of credit is prime plus 1½% with a minimum prime rate of 4%. The published prime rate at June 30, 2013 was 3¼%. The line of credit expires on February 22, 2014. Borrowings under the line of credit cannot exceed 80% of eligible accounts receivable. The total amount outstanding under the line of credit was $500,000 at June 30, 2013 and December 31, 2012.

Long-term debt consists of the following at June 30 and December 31:

	2013	2012

Equipment notes
Note A	$57,531	$86,297
Note B	159,360	194,774
Note C	120,353	—

	337,244	281,071
Less: Current portion	150,241	128,358

	$187,003	$152,713

In 2013, the Company borrowed $120,353 under and equipment line agreement (Equipment Note C) that provides for maximum borrowings of $400,000. Equipment advances, if any, under the modified agreement are payable through September 1, 2016 with the first principal payment due on January 1, 2014. Each advance bears interest at prime plus 2.0% as defined in the agreement and is collateralized by the specific equipment purchased. The draw period is available through December 31, 2013.

In 2012, the Company borrowed $194,774 under an equipment line agreement (Equipment Note B) and converted the total amount outstanding into a term loan. The term loan requires monthly principal payments of $5,902 plus interest at the greater of prime or 4% plus 2% through September 2015. The effective interest rate at June 30, 2013 was 6%. The term loan is collateralized by the specific equipment purchased.

In 2011, the Company borrowed $158,211 under an equipment line agreement (Equipment Note A) and converted the total amount outstanding into a term loan. The term loan requires monthly principal payments of $4,794 plus interest at prime plus 2½% with a minimum prime rate of 4% through June 2014. The effective interest rate at June 30, 2013 was 6½%. The term loan is collateralized by the specific equipment purchased.

The credit agreement is collateralized by substantially all of the Company’s assets and guaranteed by a stockholder of the Company. In addition, the credit agreement contains certain restrictive covenants that require the Company to maintain certain minimum monthly financial ratios and to achieve certain profit levels at certain interim dates during the year.

Approximate future maturities of long-term debt are as follows:

Year Ending June 30	Amount

2014	$150,000
2015	115,000
2016	61,000
2017	11,000

$337,000

COMBINENET, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

Note 5 -  Stockholders’ Deficit

Preferred and common stock as of June 30, 2013 and December 31, 2012 is as follows:

	2013	2012

Series A, $.001 par value
Shares authorized	7,500,000	7,500,000
Shares issued and outstanding	5,074,427	5,074,427
Liquidation preference	$6,796,564	$6,472,918

Common stock, $.001 par value
Shares authorized	7,500,000	7,500,000

The holders of the Series A preferred stock are entitled to receive cumulative dividends at the annual rate of 10%. Dividends are payable upon the first to occur of (i) a declaration by the Board of Directors, (ii) a “Liquidation Event” as defined in the Certificate of Incorporation, or (iii) upon conversion of the preferred stock. The preferred dividends are payable prior and in preference to any declaration or payment of any dividend on the common stock. As of June 30, 2013 and December 31, 2012, $1,722,137 and $1,290,981 of undeclared dividends has accumulated for the Series A preferred stock. As of June 30, 2013 and December 31, 2012, no dividends have been paid or declared.

Each share of Series A preferred stock is convertible into one share of common stock, subject to adjustment in certain circumstances, and has a liquidation preference over common stock equal to the original issue price per share plus accumulated dividends. Conversion is at the option of the stockholders and is mandatory with the approval of the majority of stockholders. If the Company consummates a public offering of the Company’s stock at a designated price and from which the Company receives proceeds of at least $25,000,000, the conversion becomes mandatory. The Series A preferred stockholders have voting rights equal to common stockholders.

Note 6 -  Stock Option Plan

The Company has a stock option plan whereby the Company may grant incentive or non- qualified stock options to employees, directors, and consultants to purchase shares of the Company’s common stock. The Company has authorized 1,200,000 common shares to be issued under the plan. Stock options may be granted at the exercise price of not less than 100% of the estimated fair value of the stock at the date of the grant as determined by the Board of Directors of the Company and generally vest over a 4-year period. Options are exercisable under specific conditions for up to 10 years from the date of grant.

Stock option activity for 2013 is set forth below:

	Number of Options	Weighted- average Exercise Price

Balance at January 1, 2013	1,061,004	$0.81
Granted	11,500	2.81
Forfeited	(1,000)	0.80

Balance at June 30, 2013	1,071,504	$0.81

The weighted-average grant date fair value of options granted was $2.20 per share in 2013 and 2012.

COMBINENET, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

Note 6 -  Stock Option Plan (Continued)

Stock options outstanding and exercisable at June 30, 2013:

Exercise Price		Options	Exercisable	Weighted- average Remaining Contractual Life (Years)
	Outstanding

$0.80	1,053,004		633,886	7.1
$2.81	18,500		2,133	9.3

	1,071,504		636,019

Weighted-average exercise price for exercisable shares			$.81

A summary of the status of the Company’s nonvested shares as of June 30, 2013, and changes during the six-month period ended June 30, 2013, is presented below:

	Number of Options	Weighted- average Grant Date Fair Value

Options outstanding at January 1, 2013	545,412	$.64
Granted	11,500	2.20
Vested and not exercised	(120,427)	.66
Forfeited	(1,000)	.42

Balance at June 30, 2013	435,485	$.68

As of June 30, 2013, there was approximately $297,000 of total unrecognized compensation cost, adjusted for estimated forfeitures, related to nonvested, share-based compensation arrangements granted under the Company’s stock option plan. This expense is expected to be recognized over a weighted-average period of approximately 1.2 years. There are 128,496 options available for grant at June 30, 2013.

Compensation expense is recognized over the service period, which approximates the vesting period. Compensation expense was approximately $76,000 for the six-month period ended June 30, 2013 and $160,000 for the year ended December 31, 2012. There was no compensation expense for the six-month period ended June 30, 2012.

Note 7 -  Income Taxes

There is no current provision for income taxes for the six-month periods ended June 30, 2013 and 2012 and the year ended December 31, 2012 as a result of net operating losses.

At June 30, 2013, the Company has potential deferred tax assets of approximately $16,800,000, which consists primarily of net operating loss carryforwards and deferred revenue. At December 31, 2012, the Company had a potential deferred tax asset of approximately $17,800,000.

The Company has provided an allowance for the entire amount of the potential deferred tax asset at June 30, 2013 and December 31, 2012 as these assets will not be realized until the Company generates taxable income in the future.

COMBINENET, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

Note 7 -  Income Taxes (Continued)

The Company has approximately $40,000,000 in Federal and $22,000,000 in state net operating loss carryforwards that are available to offset future taxable income through 2033. The Federal and state net operating losses are subject to annual limitations pursuant to the change of control which occurred on June 7, 2010.

Note 8 -  Operating Lease Commitments

The Company has two noncancelable operating leases primarily for office space that expire on December 31, 2013 and 2014.

Rent expense was approximately $157,000 at June 30, 2013, $155,000 at June 30, 2012 and $311,000 at December 31, 2012.

Following are the minimum future rental commitments under these lease obligations:

Year Ending June 30	Amount

2013	$290,000
2014	143,000

$433,000

Note 9 -  Defined Contribution Plan

The Company sponsors a defined contribution 401(k) employee benefit plan covering all full- time employees meeting certain eligibility requirements. The plan allows employees to contribute up to 100% of their salary up to IRS imposed annual limitations. The plan allows for discretionary matching and profit sharing contributions by the Company. There were no Company contributions to the plan for 2013 and 2012.